MUNIYIELD FUND, INC.

FILE # 811-6414

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/15/2005	Mass School Building Authority 5% 8/15/30	2,500,000,000	19,330,000

UBS Financial Services

Citigroup Global Markets

Lehman Brother, J.P. Morgan Securities Inc. Merrill Lynch & Co.

Advest Inc.

A.G. Edwards & Sons,

Cabrera Capital Markets Corby Capital Markets Finacorp Securities

First Albany Capital

Jackson Securities.

Melvin Securities

Moors & Cabot

M.R. Beal & Company

National Financial Markets Group

Oppenheimer & Co

Ramirez & Co., Inc.

Raymond James & Assoc.,

RBC Dain Rauscher

Siebert Brandford Shank.

Southwest Securities.

Sovereign Securities

7/28/2005	Golden State Tobacco 0% 6/1/25	3,140,563,508	19,605,000

Bear Stearns

Citigroup Global

Lehman Brothers

UBS Financial

Goldman Sachs

Siebert Brandford Shank.

Merrill Lynch & Co

Morgan Stanley

A.G. Edwards & Sons,

Alamo Capital

E.J. De La Rosa & Co

First Albany Capital

Great Pacific Sec

Jackson Securities

J.P. Morgan

M.R. Beal & Co

Prager, Sealy & Co.

Southwest Sec.

Stone & Youngberg

Wachovia Bank

9/22/2005	Puerto Rico Highway 5% 7/1/40	1,499,910,000	7,500,000	Citigroup Global Lehman Brothers UBS Financial Banc of America Goldman Sachs JP Morgan Merrill Lynch & Co Morgan Stanley Raymond James & Assoc. Ramirez & Co.
9/22/2005	NJ Economic Development Authority 5.25% 3/1/23	750,000,000	8,825,000	RBC Dain Rauscher Banc of America Morgan Stanley PNC Capital Markets Wachovia Bank Advest Inc Jackson Securities Loop Capital Popular Securities Powell Capital Markets Ramirez & Co Siebert Brandford
9/22/2005	NJ Economic Development Authority 5.25% 3/1/26	750,000,000	1,585,000	RBC Dain Rauscher Banc of America Morgan Stanley PNC Capital Markets Wachovia Bank Advest Inc Jackson Securities Loop Capital Popular Securities Powell Capital Markets Ramirez & Co Siebert Brandford
9/30/2005	Mass St Muni GO 5% 09/01/2022	761,095,000	10,000,000

Goldman Sachs

Bear Stearns

Citigroup

JP Morgan

Lehman Brothers

Merrill Lynch

UBS Financial

A.G. Edwards & Sons

Advest

Banc of America

Corby Capital

Edward D. Jones

First Albany

M.R. Beal

Morgan Keegan

National Financial

Ramirez & Co.

Raymond James

RBC Dain Rauscher

Southwest Securities

Wachovia Bank

Eastern Bank

10/13/2005	NJ Transportation Trust 5.00% 6/15/19,20	953,020,000	9,410,000

Bear Stearns

JP Morgan

Merrill Lynch & Co

Morgan Stanley

Citigroup Global

Goldman Sachs

UBS Financial

Advest Inc.

Banc of America

NW Capital

Piper Jaffray

Popular Securities

Powell Capital Markets

Ramirez & Co

RBC Dain Rauscher

Siebert Brandford

Sterne, Agee & Leach

Wachovia Bank